UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

February 18, 2003

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State Or Other Jurisdiction Of

Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer
Identification Number)

14000 SAN BERNARDINO AVENUE
FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

ITEM 5.    OTHER EVENTS

C. Lourenco Goncalves, President and Chief Executive Officer of Registrant, has resigned effective February 21, 2003, to accept the position of President and Chief Executive Officer with Metals USA, Inc., based in Houston, Texas. The Board has named Vicente Wright as the interim President and Chief Executive Officer effective February 22, 2003. Mr. Wright is currently Registrant’s Executive Vice President, Finance and Chief Financial Officer and has been with the company since 1998.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 19, 2002

CALIFORNIA STEEL INDUSTRIES, INC.

By:	/s/ VICENTE B. WRIGHT
Vicente B. Wright, Executive Vice President, Finance (Principal Financial and Accounting Officer)

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